     As filed with the Securities and Exchange Commission on August 3, 2001

                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

STANDARD MANAGEMENT CORPORATION                             SMAN CAPITAL TRUST I

   (Exact name of registrant and co-registrant as specified in their charters)
                         ------------------------------

        STATE OF INDIANA               35-1773567                STATE OF DELAWARE                35-6717860

(State or other jurisdiction of      (IRS Employer         (State or other jurisdiction         (IRS Employer
 incorporation or organization)  Identification Number)  of incorporation or organization)  Identification Number)

                         ------------------------------

10689 NORTH PENNSYLVANIA AVENUE                  10689 NORTH PENNSYLVANIA AVENUE
  INDIANAPOLIS, INDIANA 46280                      INDIANAPOLIS, INDIANA 46280

(Addresses, including zip codes, and telephone numbers, including area codes, of registrant's and co-registrant's principal executive offices)

                         ------------------------------

                                RONALD D. HUNTER
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         STANDARD MANAGEMENT CORPORATION
                         10689 NORTH PENNSYLVANIA AVENUE
                           INDIANAPOLIS, INDIANA 46280
                                 (317) 574-6200

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                         ------------------------------
                              Copies requested to:

         JON H. KLAPPER, ESQ.                     PAUL D. FRESHOUR, ESQ.
    SMITH, GAMBRELL & RUSSELL, LLP                   ARNOLD & PORTER
              SUITE 3100                                SUITE 900
     1230 PEACHTREE STREET, N.E.                  1600 TYSONS BOULEVARD
     ATLANTA, GEORGIA 30309-3592               MCLEAN, VIRGINIA 22102-4865
        (404) 815-3500 (PHONE)                    (703) 720-7008 (PHONE)
         (404) 685-7022 (FAX)                      (703) 720-7411 (FAX)
                         ------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.                                               [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-60886
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434,
check the following box.                                                     [ ]

                         CALCULATION OF REGISTRATION FEE

===================================================== ============== =================== ========================= =================
                                                      AMOUNT TO BE        PROPOSED            PROPOSED MAXIMUM         AMOUNT OF
                                                       REGISTERED     MAXIMUM OFFERING    AGGREGATE OFFERING PRICE REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED        (1)       PRICE PER UNIT (1)             (1)                   (1)
----------------------------------------------------- -------------- ------------------- ------------------------- -----------------

10.25% Preferred Securities of SMAN Capital Trust I   $3,450,000           $10                  $3,450,000             $862.50

10.25% Debentures of Standard Management Corporation
     (2)(3)......................................     $3,450,000           $10                     N/A                   N/A

Guarantee of Standard Management Corporation with
     respect to 10.25% Preferred Securities (3)....       N/A              N/A                     N/A                   N/A
===================================================== ============== =================== ========================= =================

(1) Estimated solely for purposes of calculating the registration fee which is calculated pursuant to Rule 457(o) under the Securities Act of 1933.
(2) The debentures will be purchased by SMAN Capital Trust I with the proceeds of the sale of the preferred securities. The debentures may later be distributed for no additional consideration to holders of the preferred securities upon the dissolution of SMAN Capital Trust I and the distribution of its assets.
(3) This Registration Statement is deemed to cover the debentures of Standard Management Corporation, the rights of holders of the debentures under the indenture, the rights of holders of the preferred securities of SMAN Capital Trust I under the trust agreement and the rights of holders of the preferred securities under the guarantee of Standard Management Corporation, which taken together, fully, irrevocably and unconditionally guarantee all of the obligations of SMAN Capital Trust I under the preferred securities. No separate consideration will be received for the guarantee. Pursuant to Rule 457, no separate fee is payable with respect to the guarantee and the debentures.
                         -------------------------------

                           INCORPORATION BY REFERENCE

         This registration statement is being filed with respect to the registration of additional preferred securities of SMAN Capital Trust I, debentures of Standard Management Corporation and guarantee of Standard Management Corporation with respect to the preferred securities, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (Registration No. 333-60886) filed by SMAN Capital Trust I and Standard Management Corporation, which was declared effective on August 2, 2001, are incorporated herein by reference.

         The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Indianapolis, State of Indiana, on August 2, 2001.

                     STANDARD MANAGEMENT CORPORATION


                     By: /s/ Ronald D. Hunter
                         -------------------------------------------------------
                          Ronald D. Hunter
                          Chairman of the Board, President and Chief Executive Officer (principal executive officer)


                     By: /s/ P.B. (Pete) Pheffer
                         -------------------------------------------------------
                           P.B. (Pete) Pheffer
                           Executive Vice President and Chief Financial Officer (principal financial officer)


                     By: /s/ Gerald R. Hochgesang
                         -------------------------------------------------------
                           Gerald R. Hochgesang
                           Senior Vice President - Finance and Treasurer (principal accounting officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

         Signature                    Title                                    Date
         ---------                    -----                                    ----


        *                             Chairman of the Board,               August 2, 2001
---------------------------           President and Chief Executive
Ronald D. Hunter                      Officer


        *                             Executive Vice President,            August 2, 2001
---------------------------           Chief Financial Officer and
P.B. (Pete) Pheffer                   Director


        *                             Director                             August 2, 2001
---------------------------
Raymond J. Ohlson


        *                             Director                             August 2, 2001
---------------------------
Edward T. Stahl



/s/ Stephen M. Coons                  Director                             August 2, 2001
---------------------------
Stephen M. Coons


        *                             Director                             August 2, 2001
---------------------------
Martial R. Knieser


        *                             Director                             August 2, 20011
---------------------------
Robert A. Borns


        *                             Director                             August 2, 2001
---------------------------
John J. Dillon


        *                             Director                             August 2, 2001
---------------------------
Jerry E. Francis


By:  /s/ Stephen M. Coons
     ----------------------
        Stephen M. Coons
        Attorney-in-fact

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Indianapolis, State of Indiana, on August 2, 2001.

                                                 SMAN CAPITAL TRUST I


                                                 By: /s/ Ronald D. Hunter
                                                     ---------------------------
                                                      Ronald D. Hunter
                                                      Administrator


                                                 By: /s/ Stephen M. Coons
                                                     ---------------------------
                                                       Stephen M. Coons
                                                       Administrator

                                  EXHIBIT INDEX

Exhibit Number                               Description of Exhibit
--------------                               ----------------------

5.1                 Opinion of Stephen M. Coons, Esq. regarding legality of securities being registered

5.2                 Opinion of Richards, Layton & Finger, P.A. (Delaware counsel)

23.1                Consent of Stephen M. Coons, Esq. (contained in his opinion at Exhibit
                    5.1)

23.2                Consent of Richards, Layton & Finger, P.A. (Delaware counsel) (contained in their opinion at Exhibit 5.2)

23.3                Consent of Ernst & Young LLP

23.4                Consent of KPMG Audit